Exhibit 99.3

Introduction to the unaudited pro forma
condensed consolidated financial statements of Sara Creek Gold Corp.

The unaudited pro forma condensed consolidated financial statements present the impact on Sara Creek Gold Corp.  (“Sara Creek”) results of operations and financial position attributable to:

(1) The closing of Sara Creek’s acquisition of SCRNG on October 25, 2013.  As a result of the reverse merger, SCNRG became a wholly-owned subsidiary of Sara Creek.  However, for accounting purposes, SCNRG is deemed to be the acquirer.  Accordingly, the historical results of Sara Creek consist of SCNRG’s historical results consolidated with Sara Creek’s beginning October 25, 2013.   See Sara Creek’s Current Report on Form 8-K/A filed with the SEC on December 24, 2013.

(2) The acquisition by its wholly-owned subsidiary SCNRG, LLC of a 20.5108% working interest in the DEEP Lease (“20.5% Working Interest”).  The closing of the acquisition of the 20.5% Working Interest occurred on February 4, 2014 and was effective February 1, 2014.  Closing of this acquisition increased SCNRG’s working interest from 66.67% to 87.1808%.  See Sara Creek’s Current Report on Form 8-K/A filed with the SEC on April 10, 2014.

(3) The acquisition by its wholly-owned subsidiary SCNRG, LLC of a 12.8192% working interest in the DEEP Lease (“12.8% Working Interest”).  The closing of the acquisition of the 12.8% Working Interest occurred on May 15, 2014 and was effective May 15, 2014.  Closing of this acquisition increased SCNRG’s working interest from 87.1808% to 100.0%.

The unaudited pro forma consolidated balance sheet as of February 28, 2014, and the unaudited pro forma consolidated statement of operations for the year ended August 31, 2013 and six months ended February 28, 2014, are based on the historical financial statements of Sara Creek, SCNRG, the 20.5% Working Interest and the 12.8% Working Interest.  The unaudited pro forma combined balance sheet has been prepared as if the 12.8% Working Interest had been acquired by SCNRG on February 28, 2014 (Sara Creek’s acquisition of SCNRG and the 20.5% Working Interest are already included as those acquisitions closed October 25, 2013 and February 4, 2014, respectively).  The unaudited pro forma consolidated statement of operations for the year ended August 31, 2013, and February 28, 2014, have been prepared as if Sara Creek, the 20.5% Working Interest and the 12.8% Working Interest had each been acquired by SCNRG on September 1, 2012.  The unaudited pro forma consolidated financial statements have also been prepared based on certain pro forma adjustments, as described in the accompanying note.

The following unaudited pro forma consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, such historical financial statements and related notes contained in: (1) Sara Creek’s audited historical financial statements set forth in its Annual Report on Form 10-K as of and for the year ended August 31, 2013, and unaudited historical financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three and six months ended February 28, 2014, both as filed with the SEC; (2) SCNRG’s audited historical and unaudited pro forma financial statements as of and for the year ended August 31, 2013, set forth in Sara Creek’s Current Report on Form 8-K/A, as filed with the SEC; (3) the 20.5% Working Interest audited historical financial statements as of and for the year ended August 31, 2013, and unaudited interim condensed financial statements for the three months ended November 30, 2013, set forth in Sara Creek’s Current Report on Form 8-K/A, as filed with the SEC; and (4) the 12.8% Working Interest audited historical financial statements as of and for the year ended August 31, 2013, and unaudited interim condensed financial statements for the three and six months ended February 28, 2014, both as included in this Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma consolidated statement of operations is based upon currently available information and certain assumptions and estimates; therefore the actual effects of these transactions will differ from the pro forma adjustments.  However, management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on Sara Creek, SCRNG, the 20.5% Working Interest and the 12.8% Working Interest.  In addition, management considers the pro forma adjustments to be factually supportable and appropriately represent the expected impact of items that are directly attributable to the acquisition of Sara Creek by SCNRG (for accounting purposes), the 20.5% Working Interest by SCNRG and the 12.8% Working Interest by SCNRG.

The unaudited pro forma consolidated statement of operations is not necessarily indicative of the results that would have occurred if SCNRG had acquired Sara Creek (for accounting purposes), the 20.5% Working Interest and the 12.8% Working Interest on the dates indicated nor are they indicative of the future operating results of Sara Creek including SCNRG, the 20.5% Working Interest and the 12.8% Working Interest.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Balance Sheet
As of February 28, 2014

	Sara Creek	12.8% DEEP Lease	Pro Forma		Sara Creek
	Historical	Historical	Adjustments		Pro Forma
ASSETS

Current assets:
Cash	$74,287	$-	$120,000	a	$69,287
			(125,000)	b
Accounts receivable	11,801	1,341	-		13,142
Inventory	9,841	1,665	-		11,506
Prepaid expenses	17,920	249	-		18,169
Total current assets	113,849	3,255	(5,000)		112,104

Machinery and equipment, net	14,619	2,141	-		16,760
Capitalized oil properties, net	578,959	55,373	109,522	b	743,854
Deposits	5,000	-	-		5,000

TOTAL ASSETS	$712,427	$60,769	$104,522		$877,718

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$202,818	$1,761	$-		$204,579
Net profits interest payable, current portion	16,643	2,447	-		19,090
Loans payable to related parties, short term	13,000	-	40,000	a	53,000
Convertible notes payable, short term	-	-	50,000	a	50,000
Total current liabilities	232,461	4,208	90,000		326,669

Long term liabilities:
Loans payable to related parties, long term	90,572	-	-		90,572
Asset retirement obligations	140,819	20,707	-		161,526
Net profits interest payable, long term portion	138,874	20,376	-		159,250
Total liabilities	602,726	45,291	90,000		738,017

Stockholders' equity:
Common stock	35,737	-	300	a	36,037
Common stock payable	40,000	-	-		40,000
Additional paid in capital	637,714	-	29,700	a	667,414
Owners' equity	-	15,478	(15,478)	b	-
Deficit	(603,750)	-	-		(603,750)
Total stockholders' equity	109,701	15,478	14,522		139,701

Total liabilities and stockholders' equity	$712,427	$60,769	$104,522		$877,718

See accompanying notes to the Pro Forma financial statements.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Statement of Operations
Six Months Ended February 28, 2014

	Sara Creek	Sara Creek	20.5% DEEP	12.8% DEEP
	Consolidated	Legal Entity	Lease	Lease	Pro Forma		Sara Creek
	Historical(1)	Historical(2)	Historical	Historical	Adjustments		Pro Forma

Oil revenue	$44,112	$6,673	$12,236	$7,648	$(4,340)	c	$66,329

Expenses:
Direct operating expenses	20,992	3,398	5,810	3,631	(2,430)	c	31,401
Depreciation, depletion and amortization	15,957	1,547	4,301	2,688	(1,057)	d	23,436
Professional fees	193,043	65,098	-	-	(53,553)	c	204,588
General and administrative	59,896	56,395	915	572	(55,135)	c	62,774
					131	e
Total operating expenses	289,888	126,438	11,026	6,891	(112,044)		322,199

Net operating income (loss)	(245,776)	(119,765)	1,210	757	107,704		(255,870)

Other expense:
Interest expense	6,748	-	1,849	1,155	5,000	f	14,752
Total other expense	6,748	-	1,849	1,155	5,000		14,752

Income (loss) before provision for income tax	(252,524)	(119,765)	(639)	(398)	102,704		(270,622)

Provision for income tax	-	-	-	-	-		-

Net income (loss)	$(252,524)	$(119,765)	$(639)	$(398)	$102,704		$(270,622)

Net loss per common share - basic and diluted	$(0.01)						$(0.01)

Weighted average common shares outstanding -
basic and diluted	24,477,454				8,172,790	g	32,650,244

(1) On October 25, 2013, Sara Creek Gold Corp. completed its acquisition of SCNRG, LLC.  However, for accounting purposes, SCNRG is deemed to be the acquiror.  Accordingly, the consolidated statement of operatons of Sara Creek consist of SCNRG's historical results consolidated with Sara Creek from the date of completion of the reverse merger on October 25, 2013.

(2) Represents the non-consolidated statement of operations of Sara Creek Gold Corp., the legal entity, for the six months ended February 28, 2014.

See accompanying notes to the Pro Forma financial statements.

Sara Creek Gold Corp.
Pro Forma Combined Consolidated Statement of Operations
Twelve Months Ended August 31, 2013

	Sara Creek	Sara Creek	20.5% DEEP	12.8% DEEP
	Consolidated	Legal Entity	Lease	Lease	Pro Forma		Sara Creek
	Historical(1)	Historical(2)	Historical	Historical	Adjustments		Pro Forma

Oil revenue	$80,792	$3,932	$24,857	$15,535	$-		$125,116

Expenses:
Direct operating expenses	58,797	2,380	17,843	11,152	-		90,172
Depreciation, depletion and amortization	25,695	-	7,905	4,941	983	d	39,524
Professional fees	16,790	61,090	-	-	-		77,880
General and administrative	8,636	18,215	1,200	749	-		28,800
Total operating expenses	109,918	81,685	26,948	16,842	983		236,376

Net operating income (loss)	(29,126)	(77,753)	(2,091)	(1,307)	(983)		(111,260)

Other expense (income):
Interest expense	12,865	61,489	3,958	2,474	10,000	f	90,786
Other	-	(9,273)	-	-	-		(9,273)
Total other expense	12,865	52,216	3,958	2,474	10,000		81,513

Loss before provision for income tax	(41,991)	(129,969)	(6,049)	(3,781)	(10,983)		(192,773)

Provision for income tax	-	-	-	-	-		-

Net loss	$(41,991)	$(129,969)	$(6,049)	$(3,781)	$(10,983)		$(192,773)

Net loss per common share - basic and diluted	$(0.01)						$(0.01)

Weighted average common shares outstanding -
basic and diluted	5,882,117				25,154,866	g	31,036,983

(1) On October 25, 2013, Sara Creek Gold Corp. completed its acquisition of SCNRG, LLC.  However, for accounting purposes, SCNRG is deemed to be the acquiror.  Accordingly, the consolidated statement of operations of Sara Creek for the year ended August 31, 2013, consist of SCNRG's historical results.

(2) Represents the non-consolidated statement of operations of Sara Creek Gold Corp., the legal entity, for the twelve months ended August 31, 2013.

See accompanying notes to the Pro Forma financial statements.

SARA CREEK GOLD CORP.
NOTES TO THE PRO FORMA ADJUSTMENTS
(Unaudited)

(a)	To record the following sources of financing, which together with cash on hand funded the purchase price of the 12.8% Working Interest:
a.	Short-term loan from D. Katic, an officer and significant shareholder in the amount of $40,000. This loan bears interest at 10% per annum.
b.	Short-term convertible note payable in the amount of $50,000, which bears interest at 12.0% per annum.
c.
Sale of 300,000 units at $0.10 per unit for total proceeds of $30,000.  Each unit is comprised of one share of common stock and a warrant entitling the holder to buy 0.5 shares of common stock for $0.20 per share, exercisable for five years.

(b)	To record the purchase of a 12.8% Working Interest in the DEEP Lease.

(c)
To eliminate revenue and expenses for Sara Creek for the period October 25, 2013, to February 28, 2014, which amounts are included in both the Sara Creek Consolidated and Sara Creek Legal Entity columns.

(d)	To record additional depletion expense on consideration assigned to oil properties for both the 20.5% and 12.8% Working Interest acquisitions.

(e)
To eliminate expenses for the 20.5% Working Interest for the period February 1, 2014, to February 28, 2014, which amounts are included in both the Sara Creek Consolidated and the 20.5% Working Interest columns.

(f)	To record interest expense associated with the short-term loan and the convertible notes payable in (a) above.

(g)
To increase weighted average share count to reflect the recapitalization of SCNRG, LLC and the pro forma period, together with the unit offering in (a) above and the 4,775,000 units sold to finance the purchase of the 20.5% Working interest.  These latter units had the same terms as described in (a) above.